Fred Mossler, digital visionary who helped build Zappos, to join LivePerson Board of Directors
17-year Zappos veteran was instrumental in making the company an online powerhouse

NEW YORK, May 1, 2017--LivePerson, Inc. (Nasdaq: LPSN), a leading provider of cloud mobile and online business messaging solutions, today announced that renowned retail executive and customer experience expert Fred Mossler, an original team member at Zappos, will be joining its board of directors. Mossler, who ran the day-to-day operations at Zappos, was instrumental in building the company, growing it to revenues above $1 billion, and through its acquisition by Amazon.

During his almost 17-year stint at the company, until his 2016 departure, Mossler oversaw overall operations at Zappos, including key functions like merchandising, logistics and customer care, among other areas. He also drove great innovation that included many groundbreaking e-commerce and customer experience moves, such as responsive, highly-personal service and free returns, that were widely copied beyond Zappos, and affected the overall trajectory of e-commerce.

Another area where Mossler blazed a trail for the e-commerce industry was incubating great company culture as a competitive differentiator. At Zappos, he helped develop “the 4 C’s”: Culture, Clothing, Customer Service, and Community, and other innovations such as removing limits on call lengths with customers, and rewarding unhappy employees for quitting. In 2009, Zappos made its debut on Fortune magazine’s “100 Best Companies to Work For” list, making the list again in 2010, 2011, 2012, 2013, 2014 and 2015.

“We’re very excited to welcome Fred Mossler to the board of LivePerson, as we focus on growth, and the enormous potential of messaging plus bots and AI,” says LivePerson founder and CEO Robert LoCascio. “As a true pioneer and original thinker in e-commerce and how to drive an extraordinary company culture, we’ll benefit from his experience and insight as we help define the next generation of digital commerce and customer care. Fred will also provide a great perspective on managing growth and company culture as we continue to focus and invest in delivering a culture based on our core values of Being an Owner and Helping Others.”

“I have focused my career on creating an amazing customer experience by introducing cutting edge technologies and driving a values-based culture while I was at Zappos,” said Mossler. “As someone who closely follows these trends, I am very excited by the potential of redefining the customer care model using technologies like mobile messaging, bots and AI, and see LivePerson as a gamechanger at the forefront of transforming the digital customer experience. I’m delighted to be joining the company’s board.”

Also busy in the charity and non-profit world, Mossler is involved with the Movember Foundation, which supports men’s health, and the Goodie Two Shoes Foundation, which provides shoes for at-risk children. He was one of the investors who contributed $350 million in funding to, then built, the Downtown Project, a company dedicated to helping revitalize part of downtown Las Vegas. He also founded Honus Capital LLC, a hands-on investment fund for Las Vegas-area entrepreneurs, as well as co-founding the popular Mexican restaurant chain Nacho Daddy.

About LivePerson
LivePerson is a leading provider of mobile and online messaging business solutions, enabling a meaningful connection between brands and consumers. LiveEngage, the Company's enterprise-class, cloud-based platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank, EE, IBM, Orbitz, PNC, and The Home Depot, rely on the unparalleled intelligence, security, and scalability of LiveEngage to reduce costs, increase lifetime value, and create stronger, more intuitive relationships with consumers.

Media Contact
Rurik Bradbury
rbradbury@liveperson.com
646-298-8272

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